Exhibit 99.1

Corporate Headquarters 5333 Westheimer, Suite 600 Houston, Texas 77056
NEWS RELEASE
Contact:	Jon C. Biro Kathy Barnett

Phone:	713-351-4100
Fax:	713-335-2222
Website:	www.icopolymers.com
Pages:	7

ICO, Inc. Announces Fiscal 2003 Fourth Quarter
and Fiscal Year Results
  Business outlook improving
  Company expects to report operating income before charges for the quarter ended December 31, 2003, a substantial year-over-year improvement
  Company updates progress on cost reduction plan
  Fourth quarter results include $12,008,000 of charges

HOUSTON, TEXAS, December 15, 2003 – ICO, Inc. (NASDAQ:ICOC) announced fiscal year 2003 and fourth quarter fiscal year 2003 financial results today. ICO reported fiscal year 2003 revenues of $206,614,000, an operating loss from continuing operations of ($22,611,000), including impairment, restructuring and other costs of $12,814,000, loss from continuing operations before cumulative effect of change in accounting principle of ($20,855,000) or ($.86) per share and net loss of ($50,092,000) or ($2.04) per share. For the quarter, ICO reported revenues of $53,446,000, an operating loss from continuing operations of ($14,617,000) including $12,008,000 of impairment, restructuring and other costs and loss from continuing operations of ($12,384,000) or ($.50) per share. Including discontinued operations, net loss was ($12,918,000) or ($.52) per share for the quarter.

Results of Operations

Impairment, Restructuring and Other Costs

Impairment, restructuring and other costs in the fourth quarter of 2003 were $12,008,000 related to an impairment of fixed assets of $11,267,000 and severance expenses of $823,000, offset by an $82,000 gain on early lease termination. The fixed asset impairment was due to a charge of $10,378,000 brought about due to continued operating losses at certain ICO Polymers locations in Europe and North America and an impairment related to capitalized software development costs of $889,000. The severance expenses were related to the resignation of the Company’s Chief Executive Officer and severance payments related to other employee terminations.

Year-over-year quarter comparison

Revenues increased $3,653,000 or 7% compared to the fourth quarter of fiscal 2002. The year-over-year revenue increase was primarily due to the strengthening of the Euro and other foreign currencies relative to the U.S. Dollar which increased revenues by $3,900,000. Fourth quarter fiscal 2003 product sales volumes of ICORENE TM and COTENE TM rotational molding powders increased 25%, compared to the same quarter last year. Offsetting these increases was a decline in revenues caused by a change in revenue mix within the Company’s North American concentrates manufacturing operation and a reduction in toll processing volumes.

Gross profit declined $49,000 or 1% and gross margins declined from 16.6% to 15.4%. These declines were caused by weak operating performance of the Company’s European operations due to a decline in volumes and inventory reserves of $513,000 relating to slow moving inventory. Additionally, a revenue mix change, caused by an increase in product sales and a decline in toll service revenues, and lower average selling prices reduced gross profits and margins. An improvement in gross margins at the Company’s North American concentrates manufacturing operation partially offset the factors discussed above.

Selling, general and administrative expenses increased $489,000 or 6% during the fourth quarter of fiscal 2003, due mostly to the strengthening of the Euro and other foreign currencies versus the U.S. Dollar which had the effect of increasing selling, general and administrative expenses by $500,000. Due to the decline in gross profit and increase in selling, general and administrative expenses, EBITDA (see reconciliation of financial data) declined $543,000 to a loss of ($133,000) for the quarter. The strengthening Euro and other currencies had a minimal impact on EBITDA during the quarter.

Operating loss increased from a loss of ($3,625,000) during the fourth quarter of 2002 to a loss of ($14,617,000) due to the factors discussed above.

Loss from continuing operations before cumulative effect of change in accounting principle increased $6,329,000 to a loss of ($12,384,000) due to the operating loss increase discussed above, offset by a reduction in net interest expense of $2,358,000 or 78%. Net interest expense declined due to the repayment of $104,480,000 of the Company’s 10 3/8% Senior Notes due 2007, during the first quarter of fiscal 2003.

Sequential quarter comparison

Revenues declined $970,000 or 2% due to lower volumes in Europe due to the usual summer vacation period and a decline in average sales prices in Europe due to lower resin prices, offset by an increase in volumes and revenues in the Company’s North American concentrates manufacturing operation. Lower revenues produced lower gross profit which declined $211,000 or 3%, to $8,217,000 during the fourth quarter. Selling, general and administrative expenses decreased $513,000 or 6%, due to the cost reduction plan implemented in late fiscal year 2003. EBITDA improved $311,000 or 70% due to the factors above. Due to these changes and the impairment, restructuring and other costs of $12,008,000, operating loss increased to a loss of ($14,617,000) compared to the third quarter fiscal 2003 loss of ($3,623,000).

Liquidity

During the fourth quarter, cash balances increased $2,562,000 to $4,114,000. The increase was due to the sale of the Company’s remaining oilfield services location in July 2003 for $4,053,000 in cash, a decline in accounts receivable of $4,654,000, a decline in inventory of $1,667,000, an increase in accounts payable of $1,620,000 offset by capital expenditures of $1,100,000 and a decline of $7,470,000 in short-term borrowings.

Borrowing capacity available under the Company’s existing credit arrangements increased $5,010,000 during the fourth quarter to $16,360,000 as of September 30, 2003.

Business Outlook and Cost Reduction Plan Update

"We are now beginning to see the benefits of our cost reduction program," said Jon Biro, interim Chief Executive Officer and Chief Financial Officer. "Our selling, general and administrative expenses declined on a sequential basis for the second consecutive quarter. Furthermore, our business volumes for the three months ended November 30, 2003 exceeded the volumes from the same months of the previous year, which has not been the case since July 2002. Our operations in Sweden and certain operations in the U.S., which dramatically under-performed during fiscal year 2003 are beginning to show improvement. Our North American concentrates manufacturing location and our locations in Australasia are also experiencing significant increase in volumes in the first quarter of fiscal year 2004. The annualized cost reductions implemented during the fourth quarter of approximately $6,500,000 will also improve our earnings. Despite the traditional holiday period during December, we expect to generate modest operating income before charges during our first fiscal quarter of 2004, a significant improvement compared to the first and fourth quarters of fiscal 2003."

The $6,500,000 of annualized cost reductions were made at the Company’s corporate headquarters ($3,200,000), ICO Polymers North American locations ($1,500,000) and European locations ($1,800,000). Of the $6,500,000 in cost reductions, $5,400,000 relates to reduced selling, general and administrative expenses. Additional cost reductions are planned for fiscal year 2004.

Preferred Dividend

The Company’s Dividend Committee of the Board of Directors has determined not to declare any dividend on its depositary shares, each representing ¼ of a share of $6.75 convertible preferred stock, for the quarter ending on December 31, 2003. These securities trade on the NASDAQ National Market System under the symbol "ICOCZ."

Conference Call on the Web

A live Internet broadcast of ICO, Inc.’s conference call regarding fiscal 2003 fourth-quarter and year-end earnings can be accessed at 10:00 a.m. Central time on Tuesday, December 16, 2003 at www.firstcallevents.com , where the webcast replay will be archived.

Company Information

Through twenty plants worldwide, ICO Polymers produces and markets ICORENETM and COTENETM rotational molding powders, as well as ICOFLOTM powdered processing aids and ICOTEXTM powders for textile producers. ICO additionally provides WEDCOTM size reduction services for specialty polymers. ICO’s Bayshore Industrial subsidiary produces specialty compounds, concentrates, and additives primarily for the film industry.

This press release contains forward-looking statements, which are not statements of historical facts and involve certain risks, uncertainties and assumptions. These include, but are not limited to, demand for the Company's services and products, business cycles and other industry conditions, prices of commodities, international risks, operational risks, strategic alternatives available to the Company, and other factors detailed in the Company's form 10-K for the fiscal year ended September 30, 2002 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

ICO, Inc.
Consolidated Statement of Operations
(Unaudited and in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	September 30,		June 30,	September 30,
	2003	2002	2003	2003	2002

Product Sales	$45,920	$40,924	$46,104	$174,537	$146,138
Toll Services	7,526	8,869	8,312	32,077	35,334

Total Revenues	53,446	49,793	54,416	206,614	181,472
Cost of sales and services	45,229	41,527	45,988	172,692	147,345

Gross Profit	8,217	8,266	8,428	33,922	34,127

Selling, general and administrative expense	8,345	7,856	8,858	34,252	29,824
Stock option compensation expense	5	-	14	111	-
Depreciation	2,417	2,129	2,321	9,059	8,123
Amortization of intangibles	59	520	52	297	2,117
Impairment, restructuring and other costs	12,008	1,386	806	12,814	3,168

Operating loss	(14,617)	(3,625)	(3,623)	(22,611)	(9,105)
Other income (expense):
Interest income	17	207	9	300	578
Interest expense	(665)	(3,213)	(672)	(3,789)	(13,409)
Other income (expense)	1	(203)	(28)	493	1,492

Loss from continuing operations before income taxes and cumulative
effect of change in accounting principle	(15,264)	(6,834)	(4,314)	(25,607)	(20,444)
Benefit for income taxes	(2,880)	(779)	(360)	(4,752)	(4,176)

Loss from continuing operations before cumulative effect of change in
accounting principle	(12,384)	(6,055)	(3,954)	(20,855)	(16,268)
Income (loss) from discontinued operations, net of provision (benefit) for
income taxes of $498, $25,879, $459, $1,247 and $27,098, respectively	(534)	42,207	(388)	(374)	44,214

Income (loss) before cumulative effect of change in accounting principle	(12,918)	36,152	(4,342)	(21,229)	27,946
Cumulative effect of change in accounting principle, net of benefit for income
taxes of $0, $0, $0, $(580) and $0, respectively	-	-	-	(28,863)	-

Net income (loss)	$(12,918)	$36,152	$(4,342)	$(50,092)	$27,946

Preferred dividends	-	(544)	-	(544)	(2,176)

Net income (loss) applicable to common stock	$(12,918)	$35,608	$(4,342)	$(50,636)	$25,770

Basic and diluted income (loss) per share:
Loss from continuing operations before cumulative effect of
change in accounting principle	$(0.50)	$(0.27)	$(0.16)	$(0.86)	$(0.77)
Income (loss) from discontinued operations	(0.02)	1.73	(0.01)	(0.02)	1.84

Income (loss) before cumulative effect of change in accounting
principle	(0.52)	1.46	(0.17)	(0.88)	1.07
Cumulative effect of change in accounting principle	-	-	-	(1.16)	-

Basic and diluted net income (loss) per common share	$(0.52)	$1.46	$(0.17)	$(2.04)	$1.07

Earnings (loss) from continuing operations before interest,
taxes, depreciation, amortization, impairment, restructuring and other
charges, and cumulative effect of change in accounting principle (a)	$(133)	$410	$(444)	$(441)	$4,303

Gross Margin (a)	15.4%	16.6%	15.5%	16.4%	18.8%

(a) See "Reconciliation of Selected Financial Data"

ICO, Inc.
Reconciliation of Selected Financial Data
(In thousands, except percentages)

In this news release, we use certain measurements of our performance that are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"). These non-GAAP measures are derived from relevant items in our GAAP financials. A reconciliation of the non-GAAP measure to our income statement is included in this report.

Management believes that the non-GAAP measures we use are useful to investors, since they can provide investors with additional information that is not directly available in a GAAP presentation. In all events, these non-GAAP measures are not intended to be a substitute for GAAP measures, and investors are advised to review such non-GAAP measures in conjunction with GAAP information provided by us. The following tables provide the computation of the non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	September 30,		June 30,	September 30,
	2003	2002	2003	2003	2002

Revenues	$53,446	$49,793	$54,416	$206,614	$181,472
Cost of sales and services	45,229	41,527	45,988	172,692	147,345

Gross Profit	$8,217	$8,266	$8,428	$33,922	$34,127

Gross Margin (a)	15.4%	16.6%	15.5%	16.4%	18.8%

	Three Months Ended			Twelve Months Ended
	September 30,		June 30,	September 30,
	2003	2002	2003	2003	2002

Operating loss	$(14,617)	$(3,625)	$(3,623)	$(22,611)	$(9,105)
Amortization of intangibles	59	520	52	297	2,117
Depreciation	2,417	2,129	2,321	9,059	8,123
Impairment, restructuring and other costs	12,008	1,386	806	12,814	3,168

EBITDA (b)	$(133)	$410	$(444)	$(441)	$4,303

(a) Gross margin equals gross profit (defined as revenues less cost of sales and services) divided by revenues and the Company believes gross margin is an indicator of the Company's operating performance.

(b) “EBITDA” equals operating loss plus depreciation, amortization of intangibles and impairment, restructuring and other costs. EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance as an indicator of the Company’s operating performance or as a measure of liquidity. The Company believes EBITDA is a widely accepted financial indicator of a company’s ability to service debt. Because EBITDA excludes some, but not all items that affect net income, such measure varies among companies and may not be comparable to EBITDA as used by other companies.

ICO, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	September 30,	September 30,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$4,114	$129,072
Trade accounts receivables	41,310	39,498
Inventories	24,166	19,367
Prepaid expenses and other	11,952	11,603
Oilfield Services assets held for sale	-	2,783

Total current assets	81,542	202,323

Property, plant and equipment, net	54,639	62,607
Goodwill	8,245	36,669
Other	835	3,082

Total assets	$145,261	$304,681

LIABILITIES, STOCKHOLDERS' EQUITY AND
ACCUMULATED OTHER COMPREHENSIVE LOSS
Current liabilities:
Short-term borrowings	$5,846	$4,568
Current portion of long-term debt	3,210	2,793
Accounts payable	22,120	19,062
Accrued interest	387	4,006
Accrued salaries and wages	3,766	2,319
Income tax payable	2,216	8,247
Other accrued expenses	8,796	8,760
Oilfield Services liabilities held for sale and retained	2,476	6,629

Total current liabilities	48,817	56,384

Deferred income taxes	4,108	6,525
Long-term liabilities	1,629	1,406
Long-term debt, net of current portion	23,378	128,877

Total liabilities	77,932	193,192

Commitments and Contingencies	-	-
Stockholders' equity:
Convertible preferred stock, without par value- 345,000 shares authorized; 322,500 shares issued and outstanding with
a liquidation preference of $33,882	13	13
Undesignated preferred stock, without par value-
105,000 shares authorized; 0 shares issued and outstanding	-	-
Junior participating preferred stock, without par value- 50,000
shares authorized; 0 shares issued and outstanding	-	-
Common stock, without par value- 50,000,000 shares
authorized; 25,146,550 and 24,450,345 shares issued
and outstanding, respectively	43,555	42,674
Additional paid-in capital	102,811	103,157
Accumulated other comprehensive loss	(4,211)	(9,608)
Accumulated deficit	(74,839)	(24,747)

Total stockholders' equity	67,329	111,489

Total liabilities and stockholders' equity	$145,261	$304,681